Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2021 relating to the financial statement of PowerSchool Holdings, Inc., appearing in Registration Statement No. 333-255067 on Form S-1 of PowerSchool Holdings, Inc..

/s/ Deloitte & Touche LLP

Sacramento, California

July 29, 2021